UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2018

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

300 Boston Scientific Way, Marlborough, Massachusetts	01752-1234
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:   (508) 683-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

Revolving Credit Agreement

On December 19, 2018, Boston Scientific Corporation (the “Company”) entered into a $2.750 billion revolving credit agreement (the “Revolving Credit Agreement”) by and among the Company, as borrower, the several lenders party thereto, Bank of America, N.A., as syndication agent and Wells Fargo Bank, National Association, as administrative agent. The Company may borrow from time to time up to $2,750,000,000 in revolving credit loans under the Revolving Credit Agreement. The Revolving Credit Agreement matures on December 19, 2023, with one-year extension options subject to certain conditions, including certain lender approvals.

Loans under the Revolving Credit Agreement will bear interest at (a) the Eurocurrency Rate determined for the interest period plus the applicable margin based on the credit rating of the Company for its long term senior unsecured debt (its “Credit Rating”) for Eurodollar Loans, (b) ABR plus the applicable margin based on the Credit Rating for ABR Loans, (c) the Eurocurrency Rate plus the applicable margin based on the Credit Rating for Multicurrency Loans, and (d) as determined by the lender for CAF Advances, as such capitalized terms are defined in the Revolving Credit Agreement. In addition, the Company will pay a facility fee based on the Company’s Credit Rating and the total amount of revolving credit commitments (generally irrespective of usage) under the Revolving Credit Agreement.

The Revolving Credit Agreement contains customary representations and warranties and covenants. The Revolving Credit Agreement also contains customary events of default, which may result in the acceleration of any outstanding commitments.

The Revolving Credit Agreement requires that the Company maintain a maximum leverage ratio of 3.75x; provided that for the two consecutive fiscal quarters ended immediately following the consummation of a Qualified Acquisition (the acquisition by the Company directly or indirectly of all of the issued and to be issued ordinary share capital of BTG plc, a public limited company incorporated under the laws of England and Wales (the “BTG Acquisition”) and any other transaction for which the consideration exceeds $1,000,000,000 and for which the Company notifies the administrative agent that such transaction is a Qualified Acquisition under the Revolving Credit Agreement), the maximum leverage ratio shall be 4.75x, and shall be decreased to 4.50x, 4.25x, 4.00x, for the next three fiscal quarter-ends after such two fiscal quarter-ends, respectively, and then to 3.75x for each fiscal quarter-end thereafter. The ratios are calculated based on earnings before interest, taxes, depreciation and amortization, as adjusted pursuant to the Revolving Credit Agreement.

A copy of the Revolving Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Revolving Credit Agreement is qualified in its entirety by reference to the full text of the Revolving Credit Agreement.

Amendment to the Existing 364-Day Term Loan Credit Agreement

On December 19, 2018, the Company entered into the First Amendment (the “Amendment”) to its $1.000 billion credit agreement (the “Existing Credit Agreement”), dated as of August 20, 2018, by and among the Company, the several lenders party thereto, Bank of America, N.A., MUFG Bank, LTD., and Sumitomo Mitsui Banking Corporation, as syndication agents, and Wells Fargo Bank, National Association, as administrative agent.

Pursuant to the Amendment, the parties have agreed to (i) amend the definitions of “Consolidated Total Debt,” “Maximum Leverage Ratio” and “Qualified Acquisition” and (ii) add a new defined term for “BTG Acquisition” to be consistent with the Revolving Credit Agreement.

A copy of the Amendment is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the terms of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

New Term Loan Credit Agreement

To partially finance the BTG Acquisition, on December 19, 2018, the Company, as borrower, entered into a Term Loan Credit Agreement (the “New Term Loan Agreement”) with the lenders from time to time party thereto, and Barclays Bank PLC as administrative agent, pursuant to which such lenders made available to the Company a senior unsecured delayed-draw term loan facility (the “New Facility”) in an aggregate principal amount of $2.000 billion consisting of  a two-year delayed-draw term loan credit facility in a principal amount of $1.000 billion (“Tranche 1”) and a three-year delayed draw term loan credit facility in a principal amount of $1.000 billion (“Tranche 2”), in each case, available in U.S. Dollars. Loans made under Tranche 1 will mature on the date that is two years from the closing date of the New Term Loan Agreement. Loans made under Tranche 2 will mature on the date that is three years from the BTG Acquisition closing date.

Any commitments from the New Facility will be available for the Company to refinance in part any commitments outstanding under Company’s bridge credit agreement, dated as of November 20, 2018, among the Company, the several lenders party thereto and Barclays, which was entered into to finance the BTG Acquisition.

Borrowing under the New Facility bears interest at (a) the London Interbank Offered Rate, or (b) the base rate, in each case, plus an applicable margin based on the Company’s Credit Rating. The New Facility also provides for customary ticking fees on the average daily unused commitments under the New Facility based on the Company’s public debt ratings.

The New Term Loan Agreement contains customary representations and warranties and covenants. The New Term Loan Agreement also contains customary events of default, which may result in the acceleration of any outstanding commitments.

The New Term Loan Agreement requires that the Company maintain a maximum leverage ratio of 3.75x (subject to a step-up for two consecutive fiscal quarters ended immediately following the consummation of the BTG Acquisition to 4.75x, and a step-down for each succeeding fiscal quarter to 4.50x, 4.25x, 4.00x and then back to 3.75x respectively). The ratio is calculated based on earnings before interest, taxes, depreciation and amortization, as adjusted pursuant to the New Term Loan Agreement.

The New Facility also contains customary United Kingdom certain funds provisions.

A copy of the New Term Loan Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the New Term Loan Agreement is qualified in its entirety by reference to the full text of the New Term Loan Agreement.

With respect to each of the Revolving Credit Agreement, the Amendment and the New Term Loan Agreement, the Company has customary corporate and commercial banking relationships with the lenders, the syndication agents, documentation agents and the administrative agents and their affiliates.

Item 1.02  Termination of a Material Definitive Agreement.

In connection with the entry into the Revolving Credit Agreement, on December 19, 2018, the Company terminated the prior 2017 Revolving Credit Agreement, dated as of August 4, 2017, by and among the Company, as borrower, the several lenders party thereto, Bank of America, N.A. and Wells Fargo Back, National Association, as syndication agents and JP Morgan Chase Bank, N.A., as administrative agent.

On December 19, 2018, effective as of December 20, 2018, the Company also terminated its Second Amended and Restated Credit and Security Agreement, dated as of February 7, 2017, by and among Boston Scientific Funding LLC as borrower, the Company as servicer, the lenders and co-agents from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent.

For more information regarding the 2017 Revolving Credit Agreement and the Second Amended and Restated Credit and Security Agreement, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Debt” in the Company’s Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission on February 20, 2018, which includes such agreements as Exhibit 10.76 and Exhibit 10.84, respectively.  Such descriptions and exhibits are incorporated in this Item 1.02 by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

With respect to the Revolving Credit Agreement and the New Term Loan Agreement, the information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

Exhibit 10.1
Credit Agreement, dated as of December 19, 2018, by and among Boston Scientific Corporation, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and Bank of America, N.A. as syndication agent.

Exhibit 10.2	First Amendment to Credit Agreement, dated as of December 19, 2018, among Boston Scientific Corporation, the lenders party thereto and Wells Fargo Bank, National Association as administrative agent.

Exhibit 10.3
Term Loan Credit Agreement, dated as of December 19, 2018, among Boston Scientific Corporation, the lenders party thereto and Barclays Bank PLC, as administrative agent, Bank of America, N.A., Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A., as syndication agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 21, 2018	BOSTON SCIENTIFIC CORPORATION

	By:	/s/ Vance R. Brown
Vance R. Brown
Vice President and Chief Corporate Counsel